Exhibit 99.1

CBAK Energy Reports First Quarter 2026 Unaudited Financial Results

DALIAN, China, May 18, 2026 (GLOBE NEWSWIRE) -- CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”), a leading lithium-ion battery manufacturer and electric energy solution provider in China, today reported its unaudited financial results for the first quarter ended March 31, 2026.

First Quarter of 2026 Financial and Operational Highlights

1.	First Quarter Consolidated Net Revenues achieved an explosive 99.3% year-over-year growth, reaching $69.62 million, compared to $34.94 million in the same period of 2025. The strong sales momentum was driven by the gradual release of newly added production capacity as ramp-up progressed, as well as the conversion of customer orders that the Company had previously been unable to fulfill due to capacity constraints.

2.	First Quarter Net Revenues from Light Electric Vehicles (LEV) skyrocketed by an impressive 441.6% year-over-year to $15.41 million, compared to $2.84 million in the prior year period. The exponential growth highlights successful commercial traction and expanding sales leverage within high-growth overseas corridors, specifically India, Vietnam, and Africa.

3.	First Quarter Net Revenues from the Battery Raw Materials Segment (Hitrans) delivered an exceptional 120.2% year-over-year hyper-growth, surging to $32.10 million from $14.58 million in the first quarter of 2025. This growth was driven by successful new customer acquisitions and favorable raw material pricing, reinforcing strong upstream market position and pricing power.

4.	First Quarter Net Income from the Battery Raw Materials Segment (Hitrans) achieved a significant turnaround to profitability, reporting a net income of $1.57 million. This represents a robust recovery from a net loss of $1.75 million in the same period of 2025, demonstrating the segment's accelerated new customer acquisitions and its ability to maintain profitability in a rising raw material pricing environment.

Management Remarks

Zhiguang Hu, Chief Executive Officer of CBAK Energy, commented, “As we noted in previous quarters, the Company has been experiencing strong customer demand and, at times, capacity constraints for certain products. With newly added production capacity gradually coming online as ramp-up continues, our sales volume has grown significantly. In addition, our market presence in key growth markets, including India, Vietnam and Africa, has continued to strengthen, which will position our battery business on track to deliver unprecedented annual sales this year.

At the same time, supported by rising raw material prices, Hitrans, our raw materials production unit, has maintained strong growth momentum for three consecutive quarters. We expect Hitrans to achieve record-high net revenues since its acquisition by the Company in 2021, along with a solid profitability performance.”

Jiewei Li, Director and Chief Financial Officer of CBAK Energy, added, “From a financial perspective, the Company delivered near-doubling top-line growth, reflecting strong market demand for our products. As our CEO noted, rising raw material prices have created a favorable operating environment for Hitrans. Conversely, our battery segment experienced short-term gross margin pressure during the first quarter, as the pass-through of higher raw material costs to customers is still in progress and takes time to implement.

In addition, the Company’s three newly added production lines — one Model 40135 production line at our Dalian facility and two Model 32140 production lines at our Nanjing facility — remain in the ramp-up stage, during which unit production costs are typically higher. As these lines are expected to complete their ramp-up in the second half of this year and pricing adjustments in response to higher raw material costs gradually take effect, we expect the battery segment’s gross margin to improve.”

First Quarter 2026 Financial Results

Net revenues for the first quarter of 2026 were $69.62 million, representing a 99.3% increase compared to $34.94 million in the first quarter of 2025.

Detailed revenues from our Battery Business and Hitrans segment in the first quarter are as follows:

Net Revenues by Segment & Application	Q1 2025 ($)	Q1 2026 ($)	YoY Change (%)
Battery Business Total	20,363,338	37,519,841	84.3%
- Electric Vehicles	537,507	1,538	-99.7%
- Light Electric Vehicles (LEV)	2,844,874	15,407,700	441.6%
- Residential Energy Supply & UPS	16,980,957	22,110,603	30.2%
Hitrans (Battery Materials) Total	14,575,563	32,098,151	120.2%
Consolidated Total Net Revenues	34,938,901	69,617,992	99.3%

Net revenues from the Battery Business were $37.52 million in the first quarter of 2026, an increase of 84.3% from $20.36 million in the first quarter of 2025. The Company successfully drove explosive international growth, with revenues from Light Electric Vehicles (LEV) skyrocketing by 441.6% to $15.41 million, up from $2.84 million in Q1 2025, underscoring the strong global appetite for the Company’s products.

Net revenues from the Hitrans segment were $32.10 million in the first quarter of 2026, a massive 120.2% surge from $14.58 million in the first quarter of 2025. This hyper-growth directly reflects the expanding market share and strong pricing power in the raw materials sector.

Cost of revenues for the first quarter of 2026 was $68.58 million, an increase of 127.6% compared to $30.14 million in the first quarter of 2025.

Gross profit for the first quarter of 2026 was $1.04 million, representing a gross margin of 1.5%, compared to a gross profit of $4.80 million and a margin of 13.7% in the first quarter of 2025. The temporary decline in gross margin was primarily attributable to higher unit production costs during the ramp-up stage of the Company’s newly added production capacity. In addition, the rapid increase in raw material costs has not yet been fully passed through to customers. However, as the new capacity matures and is more fully utilized, and as pricing adjustments in response to higher raw material costs gradually take effect, the Company expects to benefit from greater economies of scale, higher sales revenue and a recovery in margins.

Research and development (R&D) expenses in the first quarter were aggressively expanded to $4.20 million, compared to $3.02 million in the prior year period. This proactive increase primarily resulted from the expanded use of materials and consumables for the development of next-generation series 60 batteries, along with strategic investments in talent acquisition at CBAK Power and Nanjing CBAK to secure technological leadership.

Sales and marketing expenses were $2.00 million in the first quarter, compared to $0.90 million in the first quarter of 2025. This targeted increase was largely driven by a $0.5 million increase in delivery charges, directly supporting the highly successful overseas sales expansion.

General and administrative (G&A) expenses were $4.51 million in the first quarter, up from $3.80 million in Q1 2025, absorbing the heightened personnel, utilities, and trial-run administrative overhead associated with capacity expansion efforts in Dalian and Nanjing.

Operating loss for the first quarter of 2026 was $9.70 million, compared to an operating loss of $2.86 million in the first quarter of 2025.

Net loss attributable to shareholders of CBAK Energy for the first quarter of 2026 was $9.29 million, compared to a net loss of $1.58 million in the first quarter of 2025.

Liquidity and Capital Resources

As of March 31, 2026, the Company had cash and cash equivalents and restricted cash of $98.60 million, compared to $47.53 million as of March 31, 2025. Net cash provided by operating activities was an impressive $22.28 million for the three months ended March 31, 2026. This robust operating cash flow successfully supported a $26.8 million strategic inventory build-up to meet surging upcoming demand. Capital expenditures for the quarter were $11.8 million.

The earnings release is available at ir.cbak.com.cn

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium and sodium batteries, as well as the production of raw materials for use in manufacturing high power lithium batteries. The applications of the Company's products and solutions include electric vehicles, light electric vehicles, energy storage and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian, Nanjing, Shaoxing and Shangqiu, as well as a large-scale R&D and production base in Dalian.

For more information, please visit ir.cbak.com.cn

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward-looking statements contained in this press release are only estimates or predictions of future events based on information currently available to our management and management's current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: significant legal and operational risks associated with having substantially all of our business operations in China, the effects of global economic conditions, changes in domestic and foreign laws, regulations and taxes, the volatility of the securities markets; and other risks including, but not limited to, the ability of the Company to meet its contractual obligations, the uncertain markets for the Company's products and business, macroeconomic, technological, regulatory, or other factors affecting the profitability of our products and solutions that we discussed or referred to in the Company's disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC's website at www.sec.gov, including the Company's most recent Annual Report on Form 10-K as well as in our other reports filed or furnished from time to time with the SEC. You should read these factors and the other cautionary statements made in this press release. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For further inquiries, please contact:

CBAK Energy Technology, Inc.

Investor Relations Department

Email: ir@cbak.com.cn

CBAK Energy Technology, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 31, 2025 and March 31, 2026

(Unaudited)

(In US$ except for number of shares)

	December 31, 2025	March 31, 2026
Assets
Current assets
Cash and cash equivalents	$8,301,149	$9,338,921
Pledged deposits	67,376,113	89,257,922
Trade and bills receivable, net	38,405,398	46,499,152
Inventories	50,602,287	75,673,735
Prepayments and other receivables	15,170,915	16,863,416
Receivables from former subsidiary	4,389	2,459
Income tax recoverable	778,460	790,171
Total current assets	180,638,711	238,425,776

Property, plant and equipment, net	179,058,801	188,221,344
Construction in progress	32,046,421	29,689,789
Long-term investments, net	2,485,580	2,522,973
Prepaid land use rights	12,308,864	12,405,935
Intangible assets, net	71,654	68,309
Deposit paid for acquisition of long-term investments	16,503,014	16,751,291
Operating lease right-of-use assets, net	3,068,591	2,920,127
Total assets	$426,181,636	$491,005,544

Liabilities
Current liabilities
Trade and bills payable	$153,345,745	$203,021,449
Short-term bank borrowings	28,532,938	37,386,698
Other short-term loans	337,156	337,715
Accrued expenses and other payables	113,651,948	122,673,008
Payable to a former subsidiary, net	407,506	402,708
Deferred government grants, current	578,606	587,312
Product warranty provisions	339,136	482,978
Operating lease liability, current	1,347,803	1,178,848
Finance lease liability, current	1,307,170	2,124,717
Income tax payable	-	7,427
Total current liabilities	299,848,008	368,202,860

Long-term bank borrowings	4,118,628	7,652,360
Deferred government grants, non-current	10,195,428	10,201,984
Product warranty provisions	446,553	413,301
Operating lease liability, non-current	2,093,428	2,228,986
Finance lease liability, non-current	-	97,281
Total liabilities	316,702,045	388,796,772

Commitments and contingencies

Shareholders’ equity
Common stock $0.001 par value; 500,000,000 authorized; 88,645,836 issued and outstanding as of December 31, 2025 and March 31, 2026	88,646	88,646
Donated shares	7,955,358	7,955,358
Additional paid-in capital	248,500,176	248,500,619
Statutory reserves	3,042,602	3,042,602
Accumulated deficit	(133,795,940)	(143,083,312)
Accumulated other comprehensive loss	(13,112,769)	(11,342,954)
Total shareholders’ equity	112,678,073	105,160,959
Non-controlling interests	(3,198,482)	(2,952,187)
Total equity	109,479,591	102,208,772

Total liabilities and shareholder’s equity	$426,181,636	$491,005,544

CBAK Energy Technology, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the three months ended March 31, 2025 and 2026

(Unaudited)

(In US$ except for number of shares)

	Three months ended March 31,
	2025	2026
Net revenues	$34,938,901	$69,617,992
Cost of revenues	(30,137,167)	(68,578,124)
Gross profit	4,801,734	1,039,868
Operating expenses:
Research and development expenses	(3,023,961)	(4,219,925)
Sales and marketing expenses	(896,050)	(1,998,104)
General and administrative expenses	(3,804,137)	(4,510,224)
Allowance of credit losses and bad debts written off	58,395	(12,198)
Total operating expenses	(7,665,753)	(10,740,451)
Operating loss	(2,864,019)	(9,700,583)
Finance income (expenses), net	45,120	(416,095)
Other income, net	712,792	2,068,069
Share of income of equity investee	55,125	-
Change in fair value of derivatives instruments	-	(906,255)
Loss before income tax	(2,050,982)	(8,954,864)
Income tax expenses	-	(7,426)
Net loss	(2,050,982)	(8,962,290)
Less: Net loss (income) attributable to non-controlling interests	471,748	(325,082)
Net loss attributable to shareholders of CBAK Energy Technology, Inc.	$(1,579,234)	$(9,287,372)

Net loss	(2,050,982)	(8,962,290)
Other comprehensive loss
– Foreign currency translation adjustment	699,844	1,691,028
Comprehensive loss	(1,351,138)	(7,271,62)
Less: Comprehensive loss (income) attributable to non-controlling interests	442,816	(246,295)
Comprehensive loss attributable to CBAK Energy Technology, Inc.	$(908,322)	$(7,517,557)

Income (loss) per share
– Basic	$(0.02)	$(0.10)
– Diluted	$(0.02)	$(0.10)

Weighted average number of shares of common stock:
– Basic	89,938,690	89,247,119
– Diluted	89,938,690	89,247,119

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